UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A

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Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section §240.14a-12

Commercial Bancgroup, Inc.

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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Fellow Shareholders,

We are excited to report the completion of a transformative year for your company, with Commercial Bancgroup, Inc. (Nasdaq: CBK) moving from 49 years of operating as a private company to the public markets with our successful initial public offering (IPO) on October 3rd, and the listing of our common stock on Nasdaq. The IPO was completed while still maintaining record levels of financial performance illustrating the depth and talent of our executive managers and team members focused on delivering top level financial performance to our shareholders while continuing to provide superior customer service to our customers. Our community bank core values and business model coupled with conservative operating principles gives us the ability to produce strong financial performance through various business cycles.

During 2025, we continued to produce strong financial results. Our net income of $37.2 million represented a record level of earnings, while producing $2.95 basic earnings per share, a return on average assets of 1.61% and a return on average equity of 15.60%. Our efficiency ratio of 47.0% is top tier among our peers and demonstrates our focus on managing expenses. Loans grew to $1.9 billion with asset quality remaining strong, with nonperforming assets of 0.28% of total assets and net charge offs of 0.03% of total loans.

Our directors and management remain aligned with shareholders’ interest with a focus on our core community bank model and increasing shareholder value. We appreciate your support and confidence as shareholders and encourage you to work with us by referring friends, family and business associates to do business with our bank. We continue to develop as a large community bank operation in Tennessee, Kentucky and North Carolina and are confident we can meet all their banking needs.

Please join me in congratulating Jerry Carey on his retirement from the Board of Directors of Commercial Bank after more than 17 years of service and leadership. Jerry, being a former President and CEO of a community bank, provided valuable advice and steady leadership as we navigated various business cycles over his career as one of Commercial Bank’s directors.

We look forward to you joining us at our Annual Shareholders’ Meeting at our Corporate Office, 6710 Cumberland Gap Parkway, Harrogate, Tennessee 37752, at 12:00 p.m., Eastern Time, on April 27, 2026.

Sincerely,

/s/ Terry L. Lee
Terry L. Lee President and Chief Executive Officer
March 31, 2026

6710 Cumberland Gap Parkway
Harrogate, Tennessee 37752

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

This notice is being given to shareholders of Commercial Bancgroup, Inc. (the “Company”), a Tennessee corporation, in connection with the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held at 12:00 p.m. Eastern Time on Monday, April 27, 2026. The Annual Meeting will be held at our principal executive office, which is located at 6710 Cumberland Gap Parkway, Harrogate, Tennessee 37752.

At the Annual Meeting, shareholders will vote on (i) the election of three Class I directors to serve until the 2029 annual meeting of the Company’s shareholders and thereafter until the election and qualification of their successors or a decrease in the number of directors, (ii) the ratification of the appointment of Mauldin & Jenkins, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, and (iii) such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Each of these items is described in the accompanying proxy statement, which we encourage you to read carefully.

Holders of record of the Company’s common stock as of the close of business on March 19, 2026 are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

If you have questions regarding this notice or the Annual Meeting, please contact:

Philip Metheny, Chief Financial Officer
ir@cbtn.com
(423-869-5151)

by order of the board of directors

/s/ Linda Hurst
Linda Hurst Corporate Secretary Harrogate, Tennessee March 31, 2026

YOUR VOTE IS IMPORTANT

You are encouraged to vote as soon as possible. Whether or not you plan to attend the Annual Meeting, please read the proxy statement in its entirety and then vote by completing, dating, and signing the enclosed proxy card and promptly mailing it in the enclosed envelope. For your convenience, you may also vote via the internet or by telephone per the instructions on the proxy card. Submitting your proxy by one of these methods will ensure that your shares are represented at the Annual Meeting.

The Notice of 2026 Annual Meeting of Shareholders, proxy statement, and proxy card are expected to be mailed to our shareholders on or about April 6, 2026.

i

6710 Cumberland Gap Parkway
Harrogate, Tennessee 37752

PROXY STATEMENT
FOR
2026 ANNUAL MEETING OF SHAREHOLDERS

This proxy statement is being furnished to the shareholders of Commercial Bancgroup, Inc. (the “Company”), a Tennessee corporation, in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held at our principal executive office, located at 6710 Cumberland Gap Parkway, Harrogate, Tennessee 37752, at 12:00 p.m. Eastern Time on Monday, April 27, 2026, and at any adjournment or postponement thereof. At the Annual Meeting, our shareholders will be asked to consider and vote upon the election of directors, the ratification of the appointment of our independent registered public accounting firm, and any other business that may properly come before the Annual Meeting, as described in more detail in this proxy statement.

Instructions for submitting proxies and voting at the Annual Meeting are provided in the “General Information and Voting Procedures” section of this proxy statement and on your proxy card.

This proxy statement has been prepared by the Company’s senior management and reviewed and approved by the Board. This proxy statement is dated March 31, 2026, and it is being distributed or made available to shareholders on or about April 6, 2026, together with a proxy card and the Company’s 2025 Annual Report to Shareholders. The Annual Report to Shareholders includes the President and Chief Executive Officer’s Letter to Shareholders and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Form 10-K”), as filed with the U.S. Securities and Exchange Commission (“SEC”).

GENERAL INFORMATION AND VOTING PROCEDURES

What matters will be voted on at the Annual Meeting?

The following proposals are scheduled to be submitted to shareholders for a vote at the Annual Meeting:

(1)    Election of Directors.    The election of three Class I directors to serve until the 2029 annual meeting of the shareholders of the Company and thereafter until their successors are duly elected and qualified or there is a decrease in the number of directors (“Proposal 1”).

(2)    Ratification of Appointment of Independent Registered Public Accounting Firm.    The ratification of the appointment of Mauldin & Jenkins, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Proposal 2”).

Shareholders will also be asked to conduct such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of the date of this proxy statement, the Board is not aware of any other matters expected to be brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, the individuals named as proxy holders will have discretionary authority to vote on such matters in accordance with their judgment, including any proposal to adjourn or postpone the Annual Meeting to a later date.

How does the Board recommend that shareholders vote?

The Board has carefully reviewed and considered each proposal to be presented at the Annual Meeting and unanimously recommends that shareholders vote as follows:

(1)    “FOR” the Election of Directors:    The Board recommends a vote “FOR” the election of each of the three Class I director nominees named in this proxy statement. The Board believes that each of the nominees possesses the appropriate qualifications, experience, and range of perspectives necessary to effectively oversee the Company’s business, strategy, and operations.

(2)    “FOR” Ratification of the Appointment of Mauldin & Jenkins, LLC as Independent Registered Public Accounting Firm:    The Board recommends a vote “FOR” the ratification of the appointment of Mauldin & Jenkins, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The Audit Committee of the Board (the “Audit Committee”) has evaluated the qualifications, performance, and independence of the firm and has determined that it is well qualified to serve in this role.

Who is eligible to vote?

Holders of record of the Company’s common stock, par value $0.01 per share (“common stock”), at the close of business on March 19, 2026 (the “Record Date”), are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. As of the Record Date, the Company had 13,697,986.5 shares of common stock issued and outstanding held by 110 holders of record.

A list of shareholders entitled to notice of the Annual Meeting will be available for inspection by any shareholder during ordinary business hours for a period beginning on April 2, 2026, two business days after the Notice of 2026 Annual Meeting of Shareholders is given, through the Annual Meeting, at the Company’s principal executive office located at 6710 Cumberland Gap Parkway, Harrogate, Tennessee 37752.

How can I attend the Annual Meeting?

The Annual Meeting will be conducted in person at our principal executive office located at 6710 Cumberland Gap Parkway, Harrogate, Tennessee 37752, at 12:00 p.m. Eastern Time, on Monday, April 27, 2026. Only shareholders of record as of the close of business on the Record Date are entitled to attend and participate. To ensure a secure and orderly meeting, guests and other non-shareholders will not be permitted to attend.

How can I ask questions during the Annual Meeting?

Shareholders are encouraged to actively participate in the Annual Meeting by asking questions during the Annual Meeting or by submitting questions in advance to the Corporate Secretary at ir@cbtn.com.

The Company welcomes your questions and looks forward to engaging with shareholders during the Annual Meeting. We will make every effort to address as many questions as time permits and encourage thoughtful participation throughout the Annual Meeting.

VOTING RIGHTS AND PROXIES

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, THE BOARD STRONGLY ENCOURAGES YOU TO CAREFULLY REVIEW THIS PROXY STATEMENT AND TO PROMPTLY SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS. DOING SO WILL HELP TO ENSURE THAT YOUR SHARES ARE REPRESENTED AND YOUR VOICE IS HEARD IN DECISIONS THAT AFFECT THE COMPANY.

Please Note:    Some shareholders may hold shares in different capacities or registrations. For example, you may hold shares (i) directly in your name as a registered holder; (ii) as custodian for a minor child; (iii) in a trust for which you serve as trustee; or (iv) in a retirement or brokerage account where shares are held in “street name” by an intermediary. To ensure all of your shares are properly voted, you must submit a separate proxy or voting instruction for each registration or capacity in which you hold shares.

How many votes do I have?

Each share of common stock entitles the holder to one vote on each matter properly presented for a vote at the Annual Meeting. Shareholders may not cumulate votes in the election of directors or otherwise.

How do I vote?

Shareholders of Record:    If your shares are directly registered in your name with our transfer agent, Broadridge Corporate Issuer Solutions, LLC, as of the close of business on the Record Date, you are deemed the record holder with respect to those shares. As a shareholder of record, you may vote your shares in advance by submitting your proxy by internet, telephone, or mail, as instructed in your proxy materials, or in person during the Annual Meeting. Additional information about the voting options for shareholders of record is set forth below.

•        Internet Voting:    You can vote online at www.proxyvote.com by following the instructions provided in your proxy materials. If you vote online, you do not need to return your proxy card by mail. Please note that, if your shares are registered under different names or you hold shares in more than one capacity (e.g., as an individual and as a trustee), you will receive multiple proxy cards, each with a unique control number. You must vote each proxy card separately to ensure that all of your shares are voted.

•        Voting by Mail:    You may vote by mail by completing, dating, and signing your proxy card and returning it in the enclosed self-addressed, postage-prepaid envelope. If you hold shares in different names or capacities, you will receive multiple proxy cards. To vote all of your shares by mail, you must complete and return each proxy card in its corresponding envelope.

•        Telephone Voting:    You may vote by calling the toll-free number listed on your proxy card and following the automated instructions. You will be asked to provide the control number located on your proxy card to verify your identity. If you hold shares in different names or capacities, you will receive multiple proxy cards, each with a unique control number. To vote all of your shares by telephone, you must call separately for each proxy card using the corresponding control number.

•        Voting in Person at Annual Meeting:    You may attend the Annual Meeting and vote your shares in person during the Annual Meeting.

Beneficial Owners:    If your shares are held in an account at a broker, bank, or other intermediary (commonly referred to as holding in “street name”) as of the close of business on the Record Date, you are considered a beneficial owner of those shares and not a holder of record. Your broker, bank, or other intermediary is responsible for providing you with proxy materials and voting instructions. As the beneficial owner, to ensure your shares are voted, you must direct your intermediary how to vote your shares by following the instructions provided. Please note that, because the election of directors is considered a “non-routine” matter, your intermediary cannot vote your shares on your behalf unless you provide specific voting instructions.

What is the deadline for voting?

All proxies must be submitted and received by 11:59 p.m. Eastern Time on April 26, 2026, whether submitted via the internet, by telephone, or by mail. To ensure your vote is counted, the Board strongly recommends submitting your proxy in advance of the Annual Meeting, even if you plan to attend. Submitting your proxy ahead of time ensures that your shares are voted even if your plans change and you are unable to attend the Annual Meeting.

Please Note:    If you vote by more than one method, only the most recent vote received will be counted. For example, if you submit a proxy online or by mail and later vote in person during the Annual Meeting, your in-person vote will override any previously submitted proxy.

How many shares must be represented at the Annual Meeting for a quorum to exist?

A quorum must be present at the Annual Meeting in order for our shareholders to validly transact business at the Annual Meeting. A quorum will be present if a majority of the shares of our common stock entitled to vote at the Annual Meeting is represented in person or by proxy at the Annual Meeting. There were 13,697,985.5 shares of common stock outstanding and entitled to vote at the Annual Meeting on the Record Date. Therefore, a quorum will be present if the holders of 6,848,992.75 shares of common stock are present in person, or by proxies properly and timely submitted, at the Annual Meeting. Withheld votes, abstentions, and broker non-votes will be counted as shares represented at the Annual Meeting for purposes of establishing a quorum.

What are the vote requirements and how are votes counted?

Each share of common stock entitles the holder thereof to one vote on each matter properly presented for a vote at the Annual Meeting.

Directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote as of the Record Date in the election of directors. This means that the director nominees that receive the greatest number of votes will be elected, regardless of whether a majority of the votes cast are “for” their election. There is no cumulative voting for the election of directors.

In order for our shareholders to ratify the appointment of Mauldin & Jenkins, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, the votes cast “for” ratification by holders of shares entitled to vote as of the Record Date must exceed the votes cast “against” ratification.

Withheld votes, abstentions, and broker non-votes will not be counted as votes cast on any matter to which they relate and will have no impact on the outcome of the vote on any matter, even though they will be counted for purposes of establishing a quorum.

The following table sets forth, among other things, the vote required for approval of each of the proposals to be presented at the Annual Meeting:

Proposal	Voting Options	Vote Required for Approval	Impact of Withheld Votes or Abstentions (as applicable)	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes
Election of Directors	FOR or WITHHOLD	Director nominees receiving the greatest number of “FOR” votes are elected. If director nominees are unopposed, election requires only a single “FOR” vote.	Withheld votes have no effect; not treated as a vote cast, except for quorum purposes	No	No effect
Ratification of Independent Registered Public Accounting Firm	FOR AGAINST or ABSTAIN	More “FOR” votes than “AGAINST” votes	Abstention votes have no effect; not treated as a vote cast, except for quorum purposes	Yes	Not applicable

How will my shares be voted if I do not give specific voting instructions?

Proxies that are properly completed, signed, and received in a timely manner will be voted in accordance with the instructions specified by the shareholder. However, if you do not provide specific voting instructions, your shares will be voted as follows:

•        Shareholders of Record:    If you sign, date, and timely return a proxy card but do not provide specific voting instructions, then the individuals named as proxy holders will vote your shares as recommended by the Board on all proposals described in this proxy statement. The proxy holders will also have discretionary authority to vote your shares on any other matters that are properly presented for a vote at the Annual Meeting. If you do not timely return a signed and dated proxy card, or otherwise vote your shares, then your shares will not be counted towards a quorum or voted on any matter presented at the Annual Meeting.

•        Beneficial Owners (Shares Held in “Street Name”):    If your shares are held by a broker, bank, or other intermediary and you do not provide voting instructions to that intermediary before the Annual Meeting, then your broker, bank, or other intermediary may vote your shares only on “routine matters.” Proposal 1 is considered a non-routine matter. Proposal 2 is a routine matter. Therefore, your broker has discretionary authority to vote your shares only with respect to Proposal 2. Although broker non-votes are counted as shares that are present at the Annual Meeting and entitled to vote for purposes of determining the presence of a quorum, they will not be counted as votes cast and will not have any effect on the vote on Proposal 1 at the Annual Meeting. Accordingly, it is important that you instruct your broker, bank, or other intermediary how to vote your shares on Proposal 1 to ensure that your vote is counted.

How can I revoke my proxy or voting instructions and change my vote?

If you are a holder of record and wish to revoke or change a proxy you previously submitted, whether by mail or electronically, you have several options available:

•        Submit a New Proxy:    If you submit a new proxy, whether by mail or electronically, the most recent proxy you submit will supersede any earlier proxy. Note, however, that proxies must be submitted and received not later than 11:59 p.m. Eastern Time on April 26, 2026.

•        Written Notice of Revocation:    You may revoke your proxy by delivering a written notice of revocation to Commercial Bancgroup, Inc., Attention: Linda Hurst, Corporate Secretary, at 6710 Cumberland Gap Parkway, Harrogate, Tennessee 37752. Written notice of revocation may also be given by email to ir@cbtn.com. Any such notice of revocation must be received not later than 11:59 p.m. Eastern Time on April 26, 2026.

•        Vote at the Annual Meeting:    You may revoke a previously submitted proxy by voting in person at the Annual Meeting. Please note that simply attending the Annual Meeting without voting in person will not revoke a previously submitted proxy.

If your shares are held through a broker, bank, or other intermediary, you should contact your intermediary directly for instructions on how to revoke or change your voting instructions.

How will the Company solicit proxies, and who will pay for the cost of solicitations?

The enclosed proxy is being solicited by the Board, and all expenses related to the solicitation, including the cost of preparing, assembling, printing, and mailing proxy materials, will be borne by the Company. In addition to solicitations by mail, proxies may be solicited personally, by telephone, or through electronic communication by the Company’s directors, officers, or employees. These individuals will not receive any additional compensation for such solicitation efforts.

The Company will reimburse brokers, banks, fiduciaries, and other nominees for reasonable expenses incurred in forwarding proxy materials to beneficial owners of the Company’s common stock. As of the date of this proxy statement, the Company has not engaged, and does not currently intend to engage, a third-party proxy solicitation firm in connection with the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This section sets forth information, as of the Record Date, regarding the beneficial ownership of our common stock by any beneficial holder of more than 5% of our capital stock (collectively, “principal shareholders”), executive officers, and directors.

Percentage ownership in the following table is based on 13,697,986 shares of our common stock outstanding as of the Record Date. We have determined beneficial ownership in accordance with the rules of the SEC. Under these rules, an individual is deemed to be a beneficial owner of a security if that individual has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. An individual is also deemed to be a beneficial owner of any securities of which that individual has a right to acquire beneficial ownership within 60 days of March 19, 2026. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. Included in the amount of common stock beneficially owned are shares of common stock underlying restricted stock units (“RSUs”) and other derivative securities that are currently exercisable or will vest or become exercisable within 60 days of March 19, 2026. Ownership percentages reflect the ownership percentage assuming that such individual, but no other individual, exercises or vests in all RSUs and other derivative securities to acquire shares of our common stock held by such individual that are currently exercisable or will vest or become exercisable within 60 days of March 19, 2026. The ownership percentage of all executive officers and directors, as a group, assumes that all 11 individual, but no other individuals, exercise or vest in all RSUs and other derivative securities to acquire shares of our common stock held by such individuals that are currently exercisable or will vest or become exercisable within 60 days of March 19, 2026. Except as indicated by the footnotes below, we believe, based on the information furnished to us by each individual named in the table below, that such individuals have sole voting and investment power with respect to all shares of common stock that they beneficially own.

The Company is not aware of any agreements, arrangements, or understandings, including any pledge of securities, the operation of which may at a subsequent date result in a change of control of the Company.

Beneficial Ownership of Principal Shareholders, Executive Officers, and Directors

The following table presents certain information with respect to the beneficial ownership of our common stock as of March 19, 2026, for:

•        each of our directors and named executive officers;

•        all of our directors and executive officers, as a group; and

•        each other person known to us to be the beneficial owner of more than 5% of our common stock.

Except as otherwise indicated by footnote, the address for each individual or entity listed in the table below is c/o Commercial Bancgroup, Inc., 6710 Cumberland Gap Parkway, Harrogate, Tennessee 37752.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class
Directors and Named Executive Officers:
Terry L. Lee(2)	754,225	5.5%
President, Chief Executive Officer, Director
J. Adam Robertson(3)	1,162,481	8.5%
Executive Chairperson
Richard C. Sprinkle, Jr.	25,728	*
Senior Executive Vice President, Chief Credit Officer
Philip J. Metheny	8,312	*
Senior Executive Vice President, Chief Financial Officer
Aaron A. Robertson(4)	1,105,296	8.1%
Director
Dennis Michael Robertson(5)	22,617	*
Director
Alan C. Neely(6)	508,719	3.7%
Director
Martha S. Spurlock(7)	1,263,294	9.2%
Director
James J. Shoffner(8)	15,052	*
Director
Sam A. Mars III(9)	18,395	*
Director
Charles L. Yates(10)	79,284	*
Director
All Directors and Executive Officers as a Group (11 persons)	4,963,403	36.2%
Greater than 5% Shareholders
Edwin G. Robertson Children’s Irrevocable Trust(11)	1,112,931	8.1%
Craig E. Robertson Children’s Irrevocable Trust(12)	1,091,460	8.0%
Unified Shares, LLC(13)	1,167,820	8.5%
T. Rowe Price Investment Management, Inc.(14)	793,045	5.8%
AllianceBernstein L.P.(15)	1,243,522	9.1%

____________

*        Represents less than 1% of the class of shares.

(1)      All shares reported in this beneficial ownership table and related footnotes and disclosures are rounded down to the nearest whole share.

(2)     Includes (a) 254,925 shares of common stock held by Wanda Lee, the spouse of Terry L. Lee, and (b) 238,050 shares of common stock held by Lee Holding Company, L.P. Due to Terry L. Lee’s position as the general partner of Lee Holding Company, L.P., Terry L. Lee may be deemed to beneficially own the shares of common stock held directly by Lee Holding Company, L.P. Terry L. Lee disclaims any beneficial ownership of the shares of common stock held directly by Lee Holding Company, L.P., except to the extent of his pecuniary interest therein, if any.

(3)      Includes (a) 26,659 shares of common stock held by J. Adam Robertson jointly with Cynthia D. Robertson, the spouse of J. Adam Robertson, (b) 3,750 shares of common stock held by Cynthia D. Robertson, and (c) 1,112,931 shares of common stock held by the Edwin G. Robertson Children’s Irrevocable Trust, of which J. Adam Robertson serves as trustee. Due to J. Adam Robertson’s status as trustee of the Edwin G. Robertson Children’s Irrevocable Trust, J. Adam Robertson may be deemed to beneficially own the shares of common stock held directly by the Edwin G. Robertson Children’s Irrevocable Trust. J. Adam Robertson disclaims any beneficial ownership of the shares of common stock held directly by the Edwin G. Robertson Children’s Irrevocable Trust, except to the extent of his pecuniary interest therein, if any.

(4)      Includes 469 RSUs that represent a contingent right to receive one share of common stock per RSU, and the RSUs vest 100% on the date of the Annual Meeting. Also includes (a) 2,500 shares of common stock held by a minor child of Aaron A. Robertson and (b) 1,091,460 shares of common stock held by the Craig E. Robertson Children’s Irrevocable Trust, of which Aaron A. Robertson serves as trustee. Due to Aaron A. Robertson’s status as trustee of the Craig E. Robertson Children’s Irrevocable Trust, Aaron A. Robertson may be deemed to beneficially own the shares of common stock held directly by the Craig E. Robertson Children’s Irrevocable Trust. Aaron A. Robertson disclaims any beneficial ownership of the shares of common stock held directly by the Craig E. Robertson Children’s Irrevocable Trust, except to the extent of his pecuniary interest therein, if any.

(5)      Includes 469 RSUs that represent a contingent right to receive one share of common stock per RSU, and the RSUs vest 100% on the date of the Annual Meeting. 22,148 of these shares of common stock are held jointly with Jean Ann Robertson, the spouse of Dennis Michael Robertson.

(6)      Includes 469 RSUs that represent a contingent right to receive one share of common stock per RSU, and the RSUs vest 100% on the date of the Annual Meeting. Also, includes 498,701 shares of common stock held by various irrevocable trusts of which Alan C. Neely serves as trustee (collectively, the “Neely Trusts”). Due to Alan C. Neely’s status as trustee of the Neely Trusts, Alan C. Neely may be deemed to beneficially own the shares of common stock held directly by the Neely Trusts. Alan C. Neely disclaims beneficial ownership of the shares held by the Neely Trusts, except to the extent of his pecuniary interest therein, if any. The address of Alan C. Neely and the Neely Trusts is 530 Cross Street, New Tazewell, Tennessee 37825.

(7)      Includes 469 RSUs that represent a contingent right to receive one share of common stock per RSU, and the RSUs vest 100% on the date of the Annual Meeting. Also, includes 95,005 shares of common stock held jointly by Martha S. Spurlock and Charles Spurlock, the spouse of Martha S. Spurlock, and 1,262,825 shares of common stock held by Unified Shares, LLC. Due to Martha S. Spurlock’s position as a member and manager of Unified Shares, LLC, Martha S. Spurlock may be deemed to beneficially own the shares of common stock held directly by Unified Shares, LLC. Martha S. Spurlock disclaims any beneficial ownership of the shares of common stock held directly by Unified Shares, LLC, except to the extent of her pecuniary interest therein, if any.

(8)      Includes 469 RSUs that represent a contingent right to receive one share of common stock per RSU, and the RSUs vest 100% on the date of the Annual Meeting.

(9)      Includes 469 RSUs that represent a contingent right to receive one share of common stock per RSU, and the RSUs vest 100% on the date of the Annual Meeting.

(10)    Includes 469 RSUs that represent a contingent right to receive one share of common stock per RSU, and the RSUs vest 100% on the date of the Annual Meeting.

(11)    J. Adam Robertson serves as trustee of the Edwin G. Robertson Children’s Irrevocable Trust. As trustee of the Edwin G. Robertson Children’s Irrevocable Trust, J. Adam Robertson holds the voting and dispositive power for the shares of common stock beneficially owned by the Edwin G. Robertson Children’s Irrevocable Trust.

(12)    Aaron A. Robertson serves as trustee of the Craig E. Robertson Children’s Irrevocable Trust. As trustee of the Craig E. Robertson Children’s Irrevocable Trust, Aaron A. Robertson holds the voting and dispositive power for the shares of common stock beneficially owned by the Craig E. Robertson Children’s Irrevocable Trust.

(13)    Martha S. Spurlock, Rachel S. West, and Andra S. Ostergard are the three managers and members of Unified Shares, LLC. Any decisions by Unified Shares, LLC with respect to the shares of common stock held by it, including voting and dispositive decisions, are made by the unanimous vote of these three individuals. Accordingly, each of Martha S. Spurlock, Rachel S. West, and Andra S. Ostergard is deemed to have or share beneficial ownership of the securities held directly by Unified Shares, LLC. Each such individual disclaims any beneficial ownership of the shares of common stock held directly by Unified Shares, LLC, except to the extent of her pecuniary interest therein, if any. The address of Unified Shares, LLC is 549 Londonderry Road, Harrogate, Tennessee 37752.

(14)    Beneficial ownership information for T. Rowe Price Investment Management, Inc. based on a Schedule 13G filed by T. Rowe Price Investment Management, Inc. on February 17, 2026. The address of T. Rowe Price Investment Management, Inc. is 1307 Point Street, Baltimore, Maryland 21231.

(15)    Beneficial ownership information for AllianceBernstein L.P. based on a Schedule 13G filed by AllianceBernstein L.P. on December 4, 2025. The address of AllianceBernstein L.P. is 501 Commerce Street, Nashville, Tennessee 37203.

PROPOSAL 1 — ELECTION OF DIRECTORS

General

The Company’s Amended and Restated Charter and Amended and Restated Bylaws provide that the Board will consist of between five and 25 directors. The number of members of the Board may from time to time be fixed or changed within this range by the Board or by the Company’s shareholders. The Board currently consists of nine directors.

The Company’s Amended and Restated Charter and Amended and Restated Bylaws provide for the terms of directors to be staggered by dividing the Board into three classes, denoted Class I, Class II, and Class III, with the number of directors in each class to at all times be as equal as possible. Generally, directors are elected for terms to expire at the third annual meeting of Company shareholders following the annual meeting at which they are elected, except that (i) each director initially appointed to Class I is to serve for an initial term to expire at the Annual Meeting, (ii) each director initially appointed to Class II is to serve for an initial term to expire at the 2027 annual meeting of Company shareholders, and (iii) each director initially appointed to Class III is to serve for an initial term to expire at the 2028 annual meeting of Company shareholders, and provided that the term of each director will continue until the election and qualification of his or her successor or a decrease in the number of directors and is subject to and will end at the director’s earlier death, retirement, resignation, or removal from office.

The current composition of the Board, by class of directors, is as follows:

Class I Directors	Class II Directors	Class III Directors
Sam A. Mars III	Terry L. Lee	J. Adam Robertson
Aaron A. Robertson	Alan C. Neely	Dennis Michael Robertson
Martha S. Spurlock	Charles L. Yates	James J. Shoffner

Directors Nominated for Election

At the Annual Meeting, Company shareholders will vote on the election of three Class I directors to serve until the 2029 annual meeting of the Company’s shareholders and thereafter until the election and qualification of their successors or a decrease in the number of directors. The individuals identified in the table below have been nominated for election as Class I directors at the Annual Meeting. Each nominee has consented to being named in this proxy statement and to serving as a director if elected.

			Board Committee Assignments
Name	Age	Independent	Audit	Compensation	Nominating and Corporate Governance
Sam A. Mars III	74	Yes	X		X
Aaron A. Robertson	39	No
Martha S. Spurlock	68	Yes		X

(The information above is current as of March 31, 2026.)

If any nominee becomes unable or unwilling to serve for any reason prior to the election, the holders of proxies may vote in their discretion for a substitute nominee designated by the Board.

All nominees are incumbent directors of the Company. Each nominee also currently serves as a member of the board of directors of Commercial Bank (the “Bank”), the Company’s wholly owned bank subsidiary. There are no arrangements or understandings between any nominee and any other person pursuant to which such individual is nominated to serve as a director.

Nominee Biographies

The Board believes that each nominee has valuable individual skills, expertise, and experience that will contribute to the Board providing effective oversight of the Company. The biographies below reflect the experience, qualifications, attributes, and skills that led the Board to conclude that each nominee should be nominated for reelection to the Board. The following information is as of March 31, 2026.

Sam A. Mars III.    Sam A. Mars III has served as a director of the Company since March 2025 and as a member of the board of directors of the Bank since 1980. Mr. Mars earned a degree in Business Administration from the University of Tennessee in 1973, majoring in accounting. After graduation, he began his career as President and Chief Operations Officer of S.A. Mars Jr., Inc. and Mars Properties, Inc. (collectively, the “Mars Companies”), his family’s wholesale oil distribution company. In 1997, the Mars Companies were sold, and the remaining family business transitioned into other industries, including hospitality, mini-storage rental, commercial real estate rental, funeral and cemetery, and the restaurant business. During the past five years, Mr. Mars has been semi-retired, as well as self-employed operating various family businesses. Mr. Mars’ business and accounting knowledge and expertise are among his qualifications to continue to serve as a member of the Board.

Aaron A. Robertson.    Aaron A. Robertson has served as a director of the Company and a member of the board of directors of the Bank since January 2023. He is a lifelong resident of Claiborne County, Tennessee. Mr. Robertson graduated from J. Frank White Academy with his high school diploma in 2005, and he graduated with an associates/master’s degree in Diesel Technology from Southeast Kentucky Community & Technical College. He has been self-employed in the farming/cattle industry since August 2009, and he has been employed with Harrogate Insurance Agency since 2011. Mr. Robertson is also a partner in the Harrogate Restaurant Group. His knowledge of the Company, his experience owning and managing his own business, and his unique understanding of our markets, operations, and competition are among his qualifications to continue to serve as a member of the Board.

Martha S. Spurlock.    Martha S. Spurlock has served as a director of the Company since March 2023 and as a member of the board of directors of the Bank since 2016. Ms. Spurlock has served as a manager of Unified Shares, LLC since 2014. Before retiring in 2015, Ms. Spurlock worked as a claims service representative working on underwriters’ safety claims for Underwriters Safety & Claims, a workman’s compensation insurance carrier. She also has experience managing various rental properties throughout the Harrogate, Tennessee region, which has given her unique insight into local community development and a deeper understanding of the Bank’s customer base. Her experience overseeing community banking operations and her connection to the local community are among her qualifications to continue to serve as a member of the Board.

Required Vote and Board Recommendation

Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote as of the Record Date in the election of directors.

The Board unanimously recommends that shareholders vote “FOR” the election of each proposed nominee as a Class I director.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

After assessing the qualifications, performance, and independence of Mauldin & Jenkins, LLC (“M&J”), the Audit Committee has appointed M&J as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2026, to audit the 2026 consolidated financial statements of the Company and its subsidiaries. M&J has served as the Company’s independent auditor since 2018. M&J is a public accounting firm that provides audit, accounting, tax, assurance, and advisory services to both publicly traded and privately held companies, including banks and bank holding companies.

This proxy statement includes a summary of the fees paid to M&J for the fiscal years ended December 31, 2025, and December 31, 2024, in the section titled “Independent Registered Public Accounting Firm.” Representatives from M&J are expected to attend the Annual Meeting. These representatives will be given the opportunity to make a statement if they desire and will be available to respond to appropriate shareholder questions.

Although Company shareholders are not required to ratify the appointment of our independent registered public accounting firm, the Board believes that submitting the matter to shareholders for ratification is a sound corporate governance practice. If this proposal is not approved by our shareholders, the matter will be referred to the Audit Committee for further review. Whether or not our shareholders ratify M&J’s appointment, the Audit Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change is appropriate.

Required Vote and Board Recommendation

For our shareholders to ratify the appointment of M&J as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, the votes cast “for” ratification must exceed the votes cast “against” ratification.

The Board unanimously recommends that shareholders vote “FOR” the ratification of the appointment of M&J as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

CORPORATE GOVERNANCE

Directors

Certain information about our remaining Class II and Class III directors, who are not up for election at the Annual Meeting, including their biographies, is provided below.

				Board Committee Assignments
Name	Age	Term Ends	Independent	Audit	Compensation	Nominating and Corporate Governance
Terry L. Lee	68	2027	No
Alan C. Neely	60	2028	Yes	X		X
J. Adam Robertson	52	2027	No
Dennis Michael Robertson	74	2028	Yes		X	X
James J. Shoffner	65	2028	Yes	X		X
Charles L. Yates	70	2027	Yes		X	X

(The information above is current as of March 31, 2026.)

Terry L. Lee.    Terry L. Lee has served as (i) the President of the Company since May 2004 and the President and Chief Executive Officer of the Company since March 2025 and (ii) the Chief Executive Officer of the Bank since May 2004 and the President and Chief Executive Officer of the Bank since March 2025. He has served as a member of the Board since January 1995, and he previously served as Chairperson of the board of directors of the Bank from November 2022 to March 2025. Mr. Lee joined the Bank in 1989 as a bookkeeper. In 1991, he was promoted to Vice President of Marketing of the Bank, and, within the year, he was appointed Vice President and Loan Officer of the Bank. He was promoted to Senior Vice President and Senior Lending Officer of the Bank in 1992 and President of the Bank in January 1995. Prior to joining the Company and the Bank, Mr. Lee held various positions, including manager of purchasing and warehousing, senior buyer, warehouse coordinator and maintenance analyst, with various subsidiaries of Cyrus Mineral Company between 1979 and 1989. Mr. Lee served as Chairman of the board of directors of Alliance Bank & Trust Company from 2019 to 2024. He served as Chairman of the board of directors of Millennium Bank from 2019 to 2023. Mr. Lee earned his Bachelor of Arts degree from Lincoln Memorial University. He serves as trustee for Lincoln Memorial University and as a board member of the Tennessee Bankers Association. He is also an owner and director of Mound Technologies, Inc. Mr. Lee’s extensive experience in the banking industry and leadership roles, along with his business acumen and management experience, well qualify him to serve on our Board.

Alan C. Neely.    Alan C. Neely has served as a director of the Company since March 2023 and as a member of the board of directors of the Bank since 1996. Since 2011, Mr. Neely has been president of Five Star Properties, Inc., a property management and home styling company. Mr. Neely is the former president of Giles Industries, a family-owned mobile home manufacturing company. In 2006, he facilitated the sale of Giles Industries to Southern Energy Homes, which was subsequently acquired by Clayton Home Building Group. He is active in the management of many areas of his family’s commercial real estate property management businesses, including Alamar Enterprises, Inc., Neely Family Enterprises, LLC, Neely Family Realty Corporation, Clayton Home Building Group, Dorothy G. Neely Realty Corporation, and Five Star Properties, Inc. In his roles at Clayton Home Building Group, Mr. Neely worked with the chief financial officer to supervise the company’s controllers and accountants. He also supervised the controller in his role at Giles Industries. Mr. Neely’s management experience and experience in the commercial real estate industry are among his qualifications to serve as a member of our Board.

J. Adam Robertson.    J. Adam Robertson has served as the Executive Chairperson of the Board since March 2025 and as a Board member since November 2022, and he previously served as the Chief Executive Officer of the Company from November 2022 to March 2025. He also served as the President of the Bank from 2011 to 2025 and has been a member of the board of directors of the Bank since November 2022. Mr. Robertson joined the Bank in August 1997. During his 28 years at the Bank, he has served in various capacities with increasing responsibilities. In addition to his duties at the Company and the Bank, Mr. Robertson is a small business owner and developer. He is active in the Tennessee Bankers Association and serves as a director in the Independent Bankers Division. In the community, he serves on the board of First Priority Tri-States, First Priority of America, and Student Leadership University. He is a trustee at Charleston Southern University in Charleston, South Carolina. Mr. Robertson is a graduate of Belmont University, the Southeastern School of Banking, and the Graduate School of Banking at Louisiana State University. His experience in the banking industry and serving in the community are among his qualifications to serve on our Board.

Dennis Michael Robertson.    Dennis Michael Robertson has served as a director of the Company since March 2023 and as a member of the board of directors of the Bank since 1995. He graduated from the University of Tennessee in 1973 with a Business Administration degree in accounting. While at the University of Tennessee, he was chosen as President of Alpha Beta Psi Honor Fraternity. Mr. Robertson graduated with honors in 1975 from the University of Tennessee School of Law, from which he received his Doctor of Jurisprudence Degree, and became a member of the Tennessee Bar in 1976. He began practicing law thereafter in Claiborne County, Tennessee. Mr. Robertson was elected to the Tennessee House of Representatives where he served the Thirty-Fifth District for eight years from 1976 to 1984. While in the legislature, he served as the Assistant Minority Leader. After his departure from the General Assembly, he served as the Commissioner for the Eastern Division of the Tennessee Claims Commission, where he served from 1985 until 1992. At that time, Mr. Robertson re-entered the private practice of law in Claiborne County, Tennessee where he has practiced ever since. His legal expertise and experience serving civic organizations are among his qualifications to serve as a member of our Board.

James J. Shoffner.    James J. Shoffner has served as a director of the Company since March 2025 and a member of the board of directors of the Bank since 2001. Mr. Shoffner is a lifelong resident of Middlesboro, Kentucky. He is a 1997 graduate of the Kentucky Bankers Association’s Kentucky School of Banking. He served on the board of directors of Middlesboro Federal Bank from 1985 to 2001. Mr. Shoffner served as the chief operating officer of Middlesboro Federal Bank from 1993 to 1995 and as its president from 1995 to 2001. Since 1995, he has owned the JRS Restaurant Corporation and Corbin Restaurants. Mr. Shoffner has served on the Lincoln Memorial University Board of Trustees since 1997 and has served as a trustee and chairman of Appalachian Regional Healthcare. His experience in the banking industry and financial management expertise as a business owner are among his qualifications to serve as a member of our Board.

Charles L. Yates.    Charles L. Yates has served as a director of the Company since March 2025 and a member of the board of directors of the Bank since 2023. Mr. Yates has served as the chief financial officer of Smith Enterprises since 2010. He has extensive experience in the banking industry with previous positions as a systems analyst at the Federal Reserve Bank of Charlotte, an operations officer for Branch Bank & Trust Company, and an operations manager at Rock Hill National Bank. Mr. Yates received a degree in Business Management from Sacred Heart College in 1983. His experience in the banking industry and his expertise in business operations are among his qualifications to serve as a member of our Board.

Corporate Governance Principles and Board Matters

We are committed to having sound corporate governance principles, which we believe are essential to running our business efficiently and maintaining our integrity in the marketplace. Our Board has adopted corporate governance guidelines, which set forth the framework within which our Board, assisted by its committees, directs the affairs of the Company. Our corporate governance guidelines address, among other things, the composition and functions of our Board, director independence, compensation of directors, management succession and review, Board committees and selection of new directors. These corporate governance guidelines are available on the Investor Relations section of our website at www.cbtn.com.

Board Composition

Our Board currently consists of nine members. Under our Amended and Restated Charter and Amended and Restated Bylaws, the Board is to consist of not less than five nor more than 25 directors. Our Amended and Restated Charter and Amended and Restated Bylaws provide for the terms of directors to be staggered by dividing the Board into three classes, denoted Class I, Class II, and Class III, with the number of directors in each class to at all times be as equal as possible. Directors generally are elected to serve for terms ending at the third annual meeting of our shareholders following the meeting at which they are elected.

Board Leadership Structure

Our Board does not have a policy regarding the separation of the offices of Chief Executive Officer and Chairperson of the Board, even though these roles are currently held by different individuals. Our Board endorses the view that one of its primary functions is to protect shareholders’ interests by providing independent oversight of management, including the Chief Executive Officer. However, the Board does not believe that mandating a particular structure, such as designating an independent lead director or having a separate Chairperson of the Board and Chief Executive Officer, is necessary to achieve effective oversight. Rather, the Board has the discretion to combine or separate these roles as it deems appropriate from time to time, which provides the Board with flexibility to adjust to changed circumstances.

Director Independence

Our Board has determined that: (i) all of our directors, except Terry L. Lee, J. Adam Robertson, and Aaron A. Robertson, are independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules (the “Nasdaq Stock Market Rules”); (ii) Sam A. Mars III, Alan C. Neely, and James J. Shoffner meet the additional test for independence for audit committee members imposed by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 5605(c)(2)(A) of the Nasdaq Stock Market Rules; and (iii) Dennis Michael Robertson, Charles L. Yates, and Martha S. Spurlock meet the additional test for independence for compensation committee members imposed by Section 5605(d)(2) of the Nasdaq Stock Market Rules, and are non-employee directors for purposes of Rule 16b-3 of the Exchange Act. In making such determinations, our Board considered the relationships that each such non-employee director has with us and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director, and the Board determined that these relationships, if any, would not interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The six independent directors constitute a majority of the nine members of our Board.

Board Risk Management and Oversight

The Board has ultimate authority and responsibility for overseeing our risk management. The Board does not view risk in isolation and considers risk in virtually every business decision and as part of the Company’s overall business strategy. The Board monitors, reviews, and reacts to material enterprise risks identified by management. The Board receives specific reports from executive management on financial, credit, liquidity, interest rate, capital, operational, legal, compliance, and reputation risks and the degree of exposure to those risks. The Board helps ensure that management is properly focused on risk by, among other things, reviewing and discussing the performance of senior management and business line leaders.

The Company also seeks to monitor its exposure to cyber risk, which generally refers to the risk arising from inadequate or failed information technology systems, vulnerabilities to internal information technology networks, engineered breaches of customer information, or inadequate information technology policies and procedures. Given the rapidly changing cybersecurity landscape, the Company evaluates its cyber risk management practices regularly, which may include testing the security of our information technology infrastructure, incident response planning, employee training, engaging third parties to conduct independent reviews and audits, scanning for internal vulnerabilities, and adopting measures designed to help our customers stay protected against cybersecurity threats.

Board committees have responsibility for risk oversight in specific areas. The Audit Committee oversees risks related to financial reporting, internal control over financial reporting, valuation of investment securities, internal and independent audit functions, capital adequacy, legal matters, tax matters, credit matters, cybersecurity, and reputational risks relating to these areas. The Compensation Committee of the Board (the “Compensation Committee”) oversees risks related to incentive compensation, executive and director compensation, executive succession planning, talent retention, human capital, and reputational risks relating to these areas. The Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) is tasked with overseeing the nomination of director candidates and the evaluation of the Board and our corporate governance principles. In addition, the Nominating and Corporate Governance Committee oversees corporate governance-related risks, such as Board composition and effectiveness, Board succession planning, corporate governance policies, related party transactions, ethics, and reputational risks relating to these areas.

In addition, subject to the Audit Committee’s responsibility for overseeing enterprise-wide risks related to information security and cybersecurity, the Risk Committee of the board of directors of the Bank, in coordination with the Information Technology Steering Committee (the “IT Steering Committee”) of the board of directors of the Bank, oversees the Bank’s cybersecurity initiatives and strives to ensure that the Bank’s information technology infrastructure aligns with strategic goals while managing related risks, particularly cybersecurity threats. Under the oversight of our Audit Committee, the Bank’s Risk Committee, in coordination with the IT Steering Committee, also reviews and updates the Bank’s cybersecurity policies, evaluates information technology controls, and monitors the performance of internal and third-party information technology service providers as part of its efforts to enhance the Bank’s defense mechanisms.

The Company’s senior management is responsible for implementing the Company’s risk management processes, including by assessing and managing the risks we face on a day-to-day basis, and reporting to the Board regarding the Company’s risk management processes. The Company’s senior management is also responsible for creating and recommending to the Board for approval appropriate risk appetite metrics reflecting the aggregate levels and types of risk the Company is willing to accept in connection with the operation of its business and pursuit of its business objectives.

Board Meetings and Attendance

The Board had four meetings in 2025. All Board meetings are led by the Chairperson of the Board, and directors are expected to attend all Board meetings and all meetings of committees on which they serve. During 2025, each director attended at least 75% of the aggregate number of meetings of the Board and Board committees on which he or she served. Although the Company has no formal policy with respect to Board members’ attendance at annual meetings of the Company’s shareholders, it is customary for all Board members to attend these annual meetings. All of the Company’s then-current directors attended the Company’s 2025 annual meeting of shareholders.

Board Committees

Our Board has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Our Board also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents.

Audit Committee

Our Audit Committee consists of Sam A. Mars III, Alan C. Neely, and James J. Shoffner (chair). The Audit Committee is required to meet as often as it determines is appropriate, but not less frequently than quarterly. In 2025, the Audit Committee met four times. The Audit Committee has the responsibility for, among other things:

•        overseeing the design and implementation of our internal audit function;

•        selecting, engaging, and overseeing our independent auditors;

•        overseeing the integrity of our financial statements, including the annual audit, the annual audited financial statements, financial information included in our periodic reports that we file with the SEC, and any earnings releases or presentations;

•        overseeing our financial reporting process and internal controls;

•        overseeing our compliance with applicable laws and regulations;

•        overseeing our compliance and risk management functions;

•        reviewing risks related to information security and cybersecurity;

•        overseeing our process for receipt of complaints and confidential, anonymous submissions regarding accounting, internal accounting control, or auditing matters;

•        overseeing the reporting of the Company’s material risks from cybersecurity threats, management’s process to monitor, detect, mitigate, and remediate cybersecurity incidents, and the Company’s disclosure of any cybersecurity incident deemed material (any such materiality determination will be made by the Board upon recommendation of the Audit Committee) as required by the SEC or any other governmental authority, as applicable; and

•        reviewing and investigating any possible violation of our Code of Conduct and Ethics or other standards of business conduct by any director or executive officer of the Company.

Rule 10A-3 promulgated by the SEC under the Exchange Act and applicable Nasdaq Stock Market Rules require our Audit Committee to be comprised entirely of independent directors. Our Board has affirmatively determined that each of the members of our Audit Committee is independent under the Nasdaq Stock Market Rules and for purposes of serving on an audit committee under applicable SEC rules. Our Board also has determined that each of our Audit Committee members qualifies as an “audit committee financial expert” as defined by the SEC. Our Board has adopted a written charter for the Audit Committee, which is available free of charge on the Investor Relations section of our website at www.cbtn.com.

Compensation Committee

Our Compensation Committee consists of Dennis Michael Robertson (chair), Martha S. Spurlock, and Charles L. Yates. The Compensation Committee meets as often as may be deemed necessary or appropriate, in its judgment. In 2025, the Compensation Committee met three times. The Compensation Committee is responsible for, among other things:

•        reviewing and approving goals and objectives relevant to the compensation of our executive officers;

•        evaluating the performance of our executive officers and determining and approving the compensation levels of executive officers based on that evaluation;

•        reviewing and administering our equity incentive plans and executive compensation programs;

•        reviewing, approving, and submitting to the Board for approval other compensation arrangements of our executive officers, and any significant amendments or changes to such arrangements; and

•        preparing the report of the Compensation Committee as required by Item 407(e)(5) of Regulation S-K, when applicable.

Applicable Nasdaq Stock Market Rules require the Compensation Committee to be comprised entirely of independent directors. Our Board has affirmatively determined that each of the members of our Compensation Committee is independent under the Nasdaq Stock Market Rules and for purposes of serving on a compensation committee under applicable SEC rules, and that each is a “non-employee director” as defined in Rule 16b-3 of the Exchange Act. To the extent that the Compensation Committee has one or more members who are not “non-employee directors” as defined in Rule 16b-3 of the Exchange Act, grants of stock or equity awards will be made by a subcommittee of the Compensation Committee consisting solely of “non-employee directors” or by our full Board. Our Board has adopted a written charter for the Compensation Committee, which is available free of charge on the Investor Relations section of our website at www.cbtn.com.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Sam A. Mars III, Alan C. Neely, Dennis Michael Robertson, James J. Shoffner, and Charles L. Yates (chair). The Nominating and Corporate Governance Committee meets as often as it determines is appropriate, but not less frequently than annually. The Nominating and Corporate Governance Committee was established in connection with the IPO, but did not meet in 2025. The Nominating and Corporate Governance Committee is responsible for, among other things:

•        identifying individuals qualified to become Board members consistent with criteria approved by the Board;

•        selecting, or recommending that the Board select, director nominees to be voted on by our shareholders at annual meetings of our shareholders or to fill vacancies on the Board;

•        assisting the Board in fulfilling its oversight responsibilities relating to developing and implementing sound governance policies and practices;

•        recommending director committee assignments; and

•        developing and overseeing a process for the annual evaluation of the Board and management.

Applicable Nasdaq Stock Market Rules require director nominees to be selected, or recommended for the Board’s selection, either by independent directors constituting a majority of the Board’s independent directors, or by a committee consisting solely of independent directors. We have established a Nominating and Corporate Governance Committee comprised entirely of independent directors. Our Board has affirmatively determined that each of the members of our Nominating and Corporate Governance Committee is independent under the Nasdaq Stock Market Rules. Our Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available free of charge on the Investor Relations section of our website at www.cbtn.com.

Director Qualifications

We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, government, or civic organizations. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on their own unique experiences. Each director must represent the interests of all shareholders. When considering potential director candidates, our Board also considers a candidate’s independence, character, judgment, diversity, age, skills, including financial literacy, and experience in the context of our needs and those of our Board. While we have no formal policy regarding Board diversity, our Board may consider a broad range of factors relating to the qualifications and backgrounds of director nominees, which may include personal characteristics. Our Board’s priority in selecting Board members is the identification of persons who will further the interests of our shareholders through their record of professional and personal experiences and expertise relevant to our business strategy.

Director Nominations

Nominations of persons for election to the Board at an annual meeting of our shareholders may be made by or at the direction of our Board or by any shareholder entitled to vote for the election of directors at the annual meeting who complies with certain procedures set forth in our Amended and Restated Bylaws. The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating director nominees and regularly assesses the appropriate size of our Board, and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential candidates to fill those vacancies.

Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, shareholders, or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders in the same manner as it considers candidates recommended by others, provided that such candidates are nominated in accordance with the applicable provisions of the Bylaws. Because of this, there is no specific policy regarding shareholder nominations of potential directors. At present, our Board does not engage any third parties to identify and evaluate potential director candidates.

For further information about shareholder nominees, please see the section in this proxy statement titled “2027 Annual Meeting and Shareholder Proposals.”

Code of Conduct and Ethics

Our Code of Conduct and Ethics applies to all of our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer, and controller, or persons performing similar functions. The Code of Conduct and Ethics provides that our directors, officers, and employees are expected to uphold the highest level of personal and professional integrity in all activities and must comply with all applicable laws, regulations, and Company policies, including our Code of Conduct and Ethics, and is intended to comply with the Nasdaq Stock Market Rules for a code of conduct and qualify as a “code of ethics” as defined by the rules of the SEC. If we amend or grant a waiver of one or more of the provisions of our Code of Conduct and Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions, by posting the required information on our corporate website at www.cbtn.com.

Insider Trading Policy

The Company has adopted an insider trading policy governing the purchase, sale, or other disposition of Company securities by directors, officers, employees and the Company itself (the “Insider Trading Policy”). The Company believes that the Insider Trading Policy is reasonably designed to promote compliance with applicable U.S. federal securities laws and the Nasdaq listing standards relating to insider trading. The Insider Trading Policy is filed with the SEC as Exhibit 19.1 to the 2025 Form 10-K.

Stock Ownership Guidelines

The Company has Stock Ownership Guidelines (the “Guidelines”) that aim to align the financial interests of the Company’s non-employee directors and executive officers with those of shareholders and reduce incentives for excessive risk-taking. The Guidelines require our leaders to maintain a meaningful investment in the Company’s common stock. Specifically, (i) non-employee directors are required to own shares of the Company’s common stock having a market value of not less than three times (3x) their annual cash retainer amount, (ii) the Chief Executive Officer is required to own shares of the Company’s common stock having a market value of not less than three times (3x) his or her annual base salary, and (iii) all of the Company’s other executive officers other than the Chief Executive Officer are required to own shares of the Company’s common stock having a market value of not less than two times (2x) their respective annual base salaries.

Directors and executive officers have up to five years from the latter of the Guidelines’ effective date or their election or appointment to meet these requirements. Until they reach the required ownership level, they must retain 100% of the net after-tax shares received from Company equity awards. Compliance is reviewed annually by the Compensation Committee. Certain equity holdings, such as directly owned shares, unvested restricted shares, RSUs, and shares held in tax-deferred accounts, count towards the requirement, while unvested stock options and unearned performance shares do not.

If a director or executive officer falls out of compliance, he or she must retain all owned shares and cannot sell or otherwise dispose of them until he or she meets the requirement again, even if the noncompliance results from a drop in stock price. Noncompliance may also affect a director’s renomination to the Board. All stock transactions must follow the Insider Trading Policy, and the Compensation Committee reviews the Guidelines annually and may recommend changes or grant exceptions in cases of significant personal hardship.

Family Relationships

J. Adam Robertson, Executive Chairperson of the Board, and Aaron A. Robertson, a director of the Company, are first cousins. Dennis Michael Robertson, a director of the Company, is second cousin to J. Adam Robertson and Aaron A. Robertson. Other than as discussed in this section, there are no family relationships between or among any of our directors and executive officers.

Shareholder Engagement and Communications with the Board

Shareholders or other interested parties looking to engage with the Board or any specific director are encouraged to direct their correspondence to Commercial Bancgroup, Inc., Attention: Linda Hurst, Corporate Secretary, at 6710 Cumberland Gap Parkway, Harrogate, Tennessee 37752.

Other Policies

Hedging and Speculative Trading.    Our Insider Trading Policy prohibits all employees, officers, and directors from engaging in speculative transactions involving Company securities, including short selling, purchasing securities on margin, or entering into put or call options, equity swaps, forward contracts, or other derivative arrangements. These prohibitions apply regardless of whether the individual is in possession of material non-public information.

Pledging.    Our Insider Trading Policy also prohibits pledging Company securities as collateral for a loan or otherwise using Company securities in any margin or secured borrowing transaction.

To the Company’s knowledge, as of the date of this proxy statement, none of the Company’s directors or executive officers hold Company securities that are subject to a pledge or hedge arrangement.

NAMED EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Named Executive Officer Compensation

We have opted to comply with the scaled executive compensation disclosure rules applicable to “emerging growth companies” and “smaller reporting companies.” Pursuant to applicable SEC rules, our named executive officers for the year ended December 31, 2025 (“named executive officers”) were:

•        Terry L. Lee, our former President and current President and Chief Executive Officer;

•        J. Adam Robertson, our former Chief Executive Officer and current Executive Chairperson;

•        Philip J. Metheny, our Chief Financial Officer; and

•        Richard C. Sprinkle, Jr., the Bank’s Chief Credit Officer.

Summary Compensation Table

The following table summarizes the total compensation awarded to, earned by, or paid to each of our named executive officers during the fiscal years ended December 31, 2025 and 2024, determined pursuant to applicable SEC rules.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)(2)	Nonequity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)(5)	Total ($)
Terry L. Lee	2025	587,284		0	1,200,000	1,987,937	54,131	2,629,352
Former President and current President and Chief Executive Officer	2024	538,470		0	0	888,027	42,890	1,469,387
J. Adam Robertson	2025	263,393	(6)	120,000	0	0	128,676	512,069
Former Chief Executive Officer and current Executive Chairperson	2024	267,411		120,000	0	0	130,610	518,021
Philip J. Metheny	2025	246,154		0	0	27,500	17,208	290,862
Chief Financial Officer
Richard C. Sprinkle, Jr.	2025	270,600		0	0	27,500	20,162	318,262
Chief Credit Officer (Bank)	2024	266,200		14,974	0	0	24,512	305,686

____________

(1)      Represents a discretionary bonus earned and paid for the applicable fiscal year.

(2)      Represents the aggregate grant date fair value of the time-based restricted stock unit award granted to Terry L. Lee in 2025. The assumptions used in the valuation of the award are consistent with the valuation methodologies specified in the notes to our consolidated financial statements included in the 2025 Form 10-K.

(3)      Represents an annual cash bonus earned and paid for the applicable fiscal year.

(4)      The amounts in this column for fiscal year 2024 represent: (i) $18,980 for Terry L. Lee, $17,924 for J. Adam Robertson, and $16,636 for Richard C. Sprinkle, Jr. in matching contributions and profits sharing under our 401(k) plan; (ii) $1,735 for Terry L. Lee and $370 for J. Adam Robertson in life insurance premiums; (iii) $7,449 for Terry L. Lee and $2,686 for J. Adam Robertson for personal use of the corporate aircraft; (iv) $14,267 for J. Adam Robertson for tickets to sporting events; (v) $14,726 for Terry L. Lee, $12,659 for J. Adam Robertson, and $7,876 for Richard C. Sprinkle, Jr. for personal use of a company vehicle; (vi) $2,704 in tax gross-ups to pay for taxes associated with J. Adam Robertson’s discretionary bonus presented under the “Bonus” column; and (vii) an $80,000 discretionary annual bonus to J. Adam Robertson for services on the Board. The value of the foregoing benefits was determined based on the actual cost of such benefits to the Company.

(5)      The amounts in this column for fiscal year 2025 represent: (i) $20,164 for Terry L. Lee, $16,048 for J. Adam Robertson, $16,419 for Philip J. Metheny, and $11,320 for Richard C. Sprinkle, Jr. in matching contributions and profits sharing under our 401(k) plan; (ii) $819 for Terry L. Lee, $819 for J. Adam Robertson, $789 for Philip J. Metheny, and $778 for Richard C. Sprinkle in life insurance premiums; (iii) $22,710 for Terry L. Lee for personal use of the corporate aircraft; (iv) $16,108 for J. Adam Robertson for tickets to sporting events; (v) $10,438 for Terry L. Lee, $12,993 for J. Adam Robertson, and $8,064 for Richard C. Sprinkle, Jr. for personal use of a company vehicle; (vi) $2,708 in tax gross-ups to pay for taxes associated with J. Adam Robertson’s discretionary bonus; and (vii) a $80,000 discretionary annual bonus to J. Adam Robertson for services on the Board. The value of the foregoing benefits was determined based on the actual cost of such benefits to the Company.

(6)      The amounts in this column for fiscal year 2025 represent (i) $205,701 for J. Adam Robertson’s services as an employee from January 1, 2025 to September 30, 2025, and (ii) $57,692 for J. Adam Robertson’s services as a director from October 1, 2025 to December 31, 2025.

Narrative Disclosure to the Summary Compensation Table

General

Our named executive officer compensation program is designed to attract, motivate, and retain the key executives who drive our success. Pay that reflects performance and aligns with the interests of long-term shareholders is key to the program’s design and decisions.

Base Salaries

We pay base salaries to our named executive officers to compensate them for their services and provide predictable income. The salaries reflect each named executive officer’s experience, skills, knowledge, and responsibilities, although market data also plays a role in setting salary levels. We do not apply specific formulas to determine changes in salaries. Instead, the salaries of our named executive officers are reviewed on an annual basis by the Compensation Committee based on our compensation philosophy and objectives.

In 2025, the Compensation Committee reviewed the base salaries of our named executive officers in light of each individual’s role, responsibilities, performance, and competitive market conditions. Following this review, the Compensation Committee approved adjustments to the base salaries of our named executive officers to reflect changes in duties and responsibilities, market alignment, and individual merit considerations. The annualized 2025 base salaries for our named executive officers were as follows:

Named Executive Officer	2025 Base Salary
Terry L. Lee	587,284
J. Adam Robertson	263,393
Philip J. Metheny	246,154
Richard C. Sprinkle, Jr.	270,600

Annual Cash Bonuses

A key objective of our compensation philosophy is to tie a significant portion of each named executive officer’s compensation to our performance. To help accomplish this objective, we provide annual cash bonus opportunities for our named executive officers based on company performance. In 2025, Terry L. Lee received a bonus based on the Bank’s pre-tax net income for 2024, which is calculated as the Company’s income before income taxes excluding corporate overhead expenses. The bonus was calculated as 2% of the Bank’s pre-tax net income and is reflected under the “Nonequity Incentive Plan Compensation” column above. For fiscal year 2025, the Bank’s pre-tax net income was $47.4 million.

J. Adam Robertson participated in our annual discretionary bonus program. The discretionary bonus program allows us to reward performance by our named executive officers based on the Compensation Committee’s subjective judgment, while retaining the flexibility to consider numerous factors affecting the Company. Based on the applicable named executive officer’s performance, strategic impact, and contributions to the Company’s success in 2025, and the recommendations of the Company’s President and Chief Executive Officer, J. Adam Robertson earned a discretionary bonus in 2025 of $120,000.

Employee Benefits

Our named executive officers are eligible to participate in the same benefit plans available to all of our full-time employees, including medical, dental, vision, life, disability, and accidental death insurance plans and a 401(k) plan with a matching contribution component, on the same basis as other full-time employees.

We also provide additional personal benefits to our named executive officers, including the provision of Company-owned vehicles, reimbursement for life insurance premiums, and personal travel.

IPO-related Compensation

In connection with his efforts to prepare the Company for our initial public offering, which we completed on October 3, 2025 (the “IPO”), and to retain and encourage him to continue executing upon our critical business initiatives, Terry L. Lee received a cash bonus of $350,000 on September 30, 2025.

Company Equity Incentive Plan

Our equity compensation program focuses the efforts of our named executive officers on the achievement of long-term objectives and aligns the interests of our named executive officers with those of our shareholders through the grant of equity awards, the value of which depends on our stock performance, to achieve strong long-term performance. We have historically granted limited equity awards to motivate and retain key executive talent and align their interests with the long-term interests of shareholders. The Company does not follow a predetermined schedule or regular cadence for granting equity awards. Instead, the Board and the Compensation Committee exercises their discretion in determining when to grant equity awards based on the individual circumstances at the time, including the hiring or promotion of key personnel, retention considerations, or other factors the Board or the Compensation Committee deems relevant. The Board and the Compensation Committee did not take material nonpublic information into account when determining the timing and terms of equity awards in 2025. The Board and the Compensation Committee do not time the release of material nonpublic information to affect the value of executive compensation.

In connection with the IPO, our Board adopted and our shareholders approved the Commercial Bancgroup, Inc. 2025 Omnibus Incentive Plan (the “2025 Plan”), effective September 16, 2025. The 2025 Plan will terminate automatically on September 16, 2035, unless terminated earlier by the Company, and no awards may be granted under the 2025 Plan following such termination. The 2025 Plan provides for grants of (a) incentive stock options, (b) nonstatutory stock options, (c) stock appreciation rights, (d) restricted stock, (e) RSUs, (f) performance awards, and (g) other awards.

All awards granted under the 2025 Plan will be subject to clawback or recoupment under any clawback or recoupment policy adopted by the Board or the Compensation Committee or required by applicable law. In the event that the Company is subject to a change in control, outstanding grants under the 2025 Plan will be subject to the agreement evidencing or providing for the change in control.

On September 29, 2025, and in accordance with the terms of his employment agreement, the Company granted Terry L. Lee 42,500 RSUs under the 2025 Plan having a grant date value of $1,020,000. These RSUs are to be settled in shares of our common stock. The RSUs generally will vest in three equal annual installments on the first three anniversaries of the grant date, subject to Mr. Lee’s continued employment through the applicable vesting date.

Employment Agreements

Terry L. Lee

We entered into a three-year employment agreement with Terry L. Lee, our President and Chief Executive Officer, on September 29, 2025 (the “Lee Employment Agreement”). The Lee Employment Agreement will automatically renew for additional one-year terms unless terminated earlier pursuant to its terms.

Pursuant to the Lee Employment Agreement, Mr. Lee is to receive an annual base salary of $750,000, subject to review and adjustment at least annually, and, beginning in 2026, is eligible for initial target annual cash incentive compensation of up to 20% of his base salary. The annual cash incentive compensation is subject and tied to pre-established performance metrics established by the Board and generally is conditioned on Mr. Lee remaining continuously employed through December 31 of the applicable year.

Under his employment agreement, Mr. Lee receives certain employer-paid benefits (including personal use of the Company-owned aircraft for up to 30 flight hours per year, an automobile, annual medical physicals, and life insurance) as well as retirement, health, and welfare benefits generally available to other employees of the Company and/or the Bank.

The Lee Employment Agreement contains provisions related to payments, and the provision of benefits, to Mr. Lee upon the termination of his employment, which are described below under “Potential Payments Upon Termination.”

Mr. Lee was previously party to an employment agreement with the Bank entered into in 2020, which was superseded by the Lee Employment Agreement. As it relates to the disclosure in the Summary Compensation Table and the Outstanding Equity Awards Table, this previous employment agreement provided for annualized base salary, an annual bonus, medical and life insurance for Mr. Lee and his spouse (including after termination of employment), provision of a Company-owned vehicle, personal use of the Company aircraft for up to 60 flight hours per year, and reimbursement for business expenses.

Philip J. Metheny

We entered into a three-year employment agreement with Philip J. Metheny, Senior Executive Vice President and Chief Financial Officer of the Company, on September 29, 2025 (the “Metheny Employment Agreement”). The Metheny Employment Agreement will automatically renew for additional one-year terms unless terminated earlier pursuant to its terms.

Pursuant to the Metheny Employment Agreement, Mr. Metheny is to receive an annual base salary of $275,000, subject to review and adjustment at least annually, and, beginning in 2026, is eligible for initial target annual cash incentive compensation of up to 10% of his base salary. The annual cash incentive compensation is subject and tied to pre-established performance metrics established by the Board and generally is conditioned on Mr. Metheny remaining continuously employed through December 31 of the applicable year.

Under his employment agreement, Mr. Metheny is eligible to participate in retirement and health and welfare benefits generally available to other employees of the Company and/or the Bank.

The Metheny Employment Agreement contains provisions related to payments, and the provision of benefits, to Mr. Metheny upon the termination of his employment, which are described below under “Potential Payments Upon Termination.”

Richard C. Sprinkle, Jr.

The Bank entered into an employment agreement with Richard C. Sprinkle, Jr., Senior Executive Vice President and Chief Credit Officer of the Bank, effective as of September 29, 2025 (the “Sprinkle Employment Agreement”). The Sprinkle Employment Agreement will be effective through December 31, 2026, unless terminated earlier pursuant to its terms.

Pursuant to the Sprinkle Employment Agreement, Mr. Sprinkle is to receive an annual base salary of $275,000, subject to review and adjustment at least annually, and, beginning in 2026, is eligible for target annual cash incentive compensation of up to 10% of his base salary. The annual cash incentive compensation is subject and tied to pre-established performance metrics established by the Board and generally is conditioned on Mr. Sprinkle remaining continuously employed through December 31 of the applicable year.

Under his employment agreement, Mr. Sprinkle is eligible to participate in retirement and health and welfare benefits generally available to other employees of the Bank and is provided an employer-paid automobile.

The Sprinkle Employment Agreement contains provisions related to payments, and the provision of benefits, to Mr. Sprinkle upon the termination of his employment, which are described below under “Potential Payments Upon Termination.”

Mr. Sprinkle was previously party to an employment agreement with the Bank entered into in 2012, which was superseded by the Sprinkle Employment Agreement. As it relates to the disclosure in the Summary Compensation Table, the previous employment agreement provided for base salary, a discretionary annual bonus, medical and life insurance, provision of a Company-owned vehicle, and reimbursement for business expenses.

Potential Payments Upon Termination

For a qualifying termination, the Lee Employment Agreement, Metheny Employment Agreement, and Sprinkle Employment Agreement (each, an “Employment Agreement”) provide for the payments and benefits set forth below.

Upon a termination of the executive’s employment by the employer without “cause” or upon resignation of employment by the executive for “good reason” (each as defined in the applicable Employment Agreement and summarized below), the executive would receive a lump sum cash payment (or, at the discretion of the employer, 26 equal bi-weekly installments) in an amount equal to two times (in the case of Terry L. Lee) or one times (in the case of Philip J. Metheny and Richard C. Sprinkle, Jr.) the sum of (A) the executive’s base salary as of the date of termination (or, in the case of a resignation for good reason due to a material reduction in base salary, executive’s base salary immediately prior to such reduction) plus (B) the average of the executive’s cash incentive compensation for the two years immediately preceding the year of termination (such sum, the “Severance Amount”). The foregoing payments to the executive are subject to the executive complying with confidentiality, non-disparagement and, for 12 months following termination, restrictive covenants (including non-compete and non-solicit provisions).

Upon a termination of the executive’s employment by the employer without cause or upon resignation of employment by the executive for good reason, in each case within six months prior to or 12 months following a “change in control” (as defined in the applicable Employment Agreement), the executive would receive a lump sum cash payment equal to three times (in the case of Terry L. Lee) or two times (in the case of Philip J. Metheny and Richard C. Sprinkle, Jr.) the Severance Amount.

The payments described above payable to the executive upon a qualifying termination of employment (including a qualifying termination outside of or in connection with a change in control) are subject to the executive executing a fully effective and irrevocable separation agreement.

For purposes of the Employment Agreements:

•        “Cause” generally means a termination of the executive’s employment due to (i) fraud, embezzlement, misappropriation, theft, or dishonesty by the executive in the course of the executive’s employment, (ii) a material violation by the executive of any written policy or code of the employer which (if curable) is not timely cured by the executive after notice to the executive of such violation, (iii) willful misconduct, gross negligence, or gross neglect by the executive in the course of the executive’s employment, (iv) a breach by the executive of any fiduciary duty of the executive, (v) a breach by the executive of the Employment Agreement, subject to cure (if applicable), (vi) the conviction of the executive of, or a plea by the executive of nolo contendere to, a felony, or a misdemeanor involving moral turpitude, or the actual incarceration of the executive, (vii) conduct or behavior by the executive that materially harms or reasonably could be expected to materially harm our business or reputation, or (viii) the initiation by any regulatory agency of certain actions against the executive, or the removal of the executive from office or permanent prohibition of the executive from participating in our business by the Tennessee Department of Financial Institutions or by certain regulatory agency orders. The termination of the executive’s employment due to or in connection with the expiration of his Employment Agreement’s term (and, in the case of Terry L. Lee and Philip J. Metheny, non-renewal), or due to the executive’s disability, will not constitute termination without cause.

•        “Change in control” generally means (i) the consummation of certain corporate transactions immediately after which less than a majority of the voting securities of the Company (or its successor) is held by the holders of the securities of the Company immediately prior to such transaction, (ii) any person becoming the “beneficial owner” of more than 50% of the combined voting power of the Company’s voting securities, (iii) the sale or disposition of assets of the Company or an affiliate during any 12-month period with a fair market value equal to or greater than 80% of the fair market value of the Company’s consolidated assets, or (iv) the replacement, during any period of 12 consecutive months, of a majority of the members of the Board with directors whose appointment or election was not endorsed by a majority of the members of the Board before the date of appointment or election.

•        “Good reason” generally means a termination by the executive of the executive’s employment due to (i) a material diminution in the executive’s authority, duties, and responsibilities, (ii) a material reduction in the executive’s base salary, (iii) a change in the location of the executive’s primary office that requires the executive to regularly physically report to an office located 50 miles or more from the location of the executive’s primary office, or (iv) a material breach of the executive’s Employment Agreement by the employer.

Upon the termination of the executive’s employment due to death or disability, the executive’s estate would receive a pro rata portion (through the date of termination) of any cash incentive compensation that would have been payable to the executive for the year in which the executive’s death or disability occurs.

Pursuant to the Lee Employment Agreement, after the termination of Terry L. Lee’s employment, Mr. Lee and his spouse are entitled to receive continued employer-paid, lifetime health insurance coverage and life insurance benefits.

Clawback Policy

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules of Nasdaq and the SEC, we maintain an Incentive-Based Compensation Recovery Policy (the “Clawback Policy”), which requires that certain incentive compensation paid to any current or former executive officer, including our named executive officers, will be subject to recoupment if (a) the incentive compensation was calculated based on financial statements that were required to be restated due to material noncompliance with financial reporting requirements, without regard to any fault or misconduct, and (b) that noncompliance resulted in overpayment of the incentive compensation within the three fiscal years preceding the fiscal year in which the restatement was required. Incentive compensation subject to the Clawback Policy consists of compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure (as defined in the rules implementing such requirement), including stock price and total shareholder return. The Clawback Policy is filed with the SEC as Exhibit 97.1 to the 2025 Form 10-K.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2025.

	Stock Awards
Name	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
Terry L. Lee	42,500	(1)	1,043,800	(2)
J. Adam Robertson	0		0
Philip J. Metheny	0		0
Richard C. Sprinkle, Jr.	0		0

____________

(1)      Represents the 42,500 unvested time-based RSUs granted to Mr. Lee on September 29, 2025. These RSUs generally will vest in three equal tranches on September 29, 2026, 2027, and 2028.

(2)      Amount is calculated by multiplying the number of shares or units shown in the table by $24.56, which was the closing price per share of our common stock on December 31, 2025, the last day of our 2025 fiscal year.

The Company is a “smaller reporting company,” as defined in Item 10 of Regulation S-K under the Exchange Act, and an “emerging growth company,” as defined in Rule 12b-2 of the Exchange Act, and has elected to provide executive compensation information pursuant to the scaled disclosure rules applicable to smaller reporting companies and emerging growth companies under the rules of the SEC. Under such scaled disclosure rules, we are not required to provide a Compensation Discussion and Analysis, Compensation Committee Report, or certain tabular and narrative disclosures relating to executive compensation.

Director Compensation

Our non-employee director compensation program is designed to attract, retain, and reward qualified non-employee directors. Pursuant to this program, each member of our Board who is not an employee received cash and other compensation for fiscal year 2025 Board service as described below.

Our Board adopted, and our shareholders approved, the 2025 Plan, effective as of September 16, 2025. Pursuant to the 2025 Plan, the maximum compensation paid by the Company to a non-employee director during a calendar year for service on the Board will not exceed $1,000,000 in total value (calculating the value of any grants under the 2025 Plan based on the grant date fair value of such grants for financial reporting purposes). On November 24, 2025, the Company granted to each of its non-employee directors 469 RSUs that will vest on the date of the Annual Meeting, generally subject to their continued service.

Non-employee directors are compensated through a combination of annual cash retainers and per-meeting fees. In 2026, each non-employee director will receive a retainer of $1,000 per month for service on the Board. Members of the Audit Committee will receive an additional retainer of $208.33 per month for service on the Audit Committee, except for the chairperson who will receive $416.66 per month; members of the Nominating and Corporate Governance Committee will receive an additional retainer of $116.66 per month for service on the Nominating and Corporate Governance Committee, except for the chairperson who will receive $233.33 per month; and members of the Compensation Committee will receive an additional retainer of $145.83 per month for service on the Compensation Committee, except for the chairperson who will receive $191.66 per month. Additionally, each non-employee director will receive $1,500 for each monthly meeting of the board of directors of the Bank that he or she attends.

Terry L. Lee and J. Adam Robertson are named executive officers of the Company for 2025, and the compensation paid to each of them for 2025 is presented in the Summary Compensation Table and the accompanying compensation tables and narrative discussion above.

2025 Director Compensation Table

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	All Other Compensation ($)	Total ($)
Sam A. Mars III	23,325	11,434	0	34,759
Alan C. Neely	21,975	11,434	0	33,409
Aaron A. Robertson	21,000	11,434	142,130	174,564
Dennis Michael Robertson	30,925	11,434	0	42,359
James J. Shoffner	23,050	11,434	0	34,484
Martha S. Spurlock	19,937	11,434	0	31,371
Charles L. Yates	24,687	11,434	0	36,121

____________

(1)      Includes fees paid to our directors in connection with their service on the Board and the board of directors of the Bank.

(2)      Reflects RSUs with grant date fair value of $11,434.22 granted to each non-employee director and scheduled to vest on the date of the Annual Meeting. The grant date fair value was calculated in accordance with FASB ASC Topic 718, based on the value of the underlying shares on the date of grant. The assumptions used in the valuation of the award are consistent with the valuation methodologies specified in the notes to our consolidated financial statements included in the 2025 Form 10-K.

(3)      Represents, for Aaron A. Robertson, (i) an $80,000 discretionary annual bonus, (ii) $16,427 for personal use of a company vehicle, (iii) $44,807 in salary and (iv) $896 in profit-sharing contributions. The discretionary bonus, the Company’s provision of a vehicle for personal use, Aaron A. Robertson’s salary, company vehicle and the profit-sharing contributions were discontinued in connection with the IPO. The value of the personal use of a Company vehicle was determined based on the actual cost incurred by the Company.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Set forth below is certain information regarding each person who is an executive officer of the Company but not a director of the Company.

Name	Age	Position with Company and/or Bank
Philip J. Metheny	68	Senior Executive Vice President, Chief Financial Officer of the Company and the Bank
Richard C. Sprinkle, Jr.	60	Senior Executive Vice President, Chief Credit Officer of the Bank

(The information above is current as of March 31, 2026.)

Philip J. Metheny, M.B.A., CPA, CISA, CITP.    Philip J. Metheny has served as Executive Vice President, Chief Financial Officer of the Company since July 2018. He also served as Chief Financial Officer of the Bank from July 2018 to November 2025. Mr. Metheny joined the Bank in August 2012 as Chief Internal Auditor and Executive Vice President. In January 2018, he was appointed as Chief Risk Officer of the Bank, and in July 2018 he was appointed as Chief Financial Officer of the Company and the Bank. Prior to joining the Bank, Mr. Metheny held positions as an internal audit director with PNC Corporation and as an assistant general auditor with National City Corporation. He also worked as a senior auditor with Touche Ross. Mr. Metheny has over 40 years of banking industry experience. He is a licensed Certified Public Accountant (CPA) and earned his M.B.A. from Baldwin-Wallace in Berea, Ohio and his Bachelor of Business Administration in Accounting from Ohio University in Athens, Ohio. Mr. Metheny served as a member of the Ohio University School of Accountancy Council from 2002 to 2007. He is a Certified Information Systems Auditor, Certified Financial Services Auditor, and Certified Information Technology Professional.

Richard C. Sprinkle, Jr., M.B.A.    Richard C. Sprinkle, Jr. has served as Executive Vice President, Chief Credit Officer of the Bank since April 2010. Mr. Sprinkle joined the Bank in 2008 as Executive Vice President and Regional Executive in the Bank’s Eastern Region. He has been employed in the banking industry for approximately 30 years. Prior to joining the Bank, he was employed with First Tennessee National Bank, where he completed a three-year Commercial Lending Officer/Relationship Manager training and apprenticeship program. Upon completion of this program, he was assigned to the Northeast Tennessee Market for First Tennessee National Corporation, where he eventually rose to senior vice president and commercial banking market manager for upper East Tennessee. Prior to attending college, Mr. Sprinkle served over eight years in the United States Marine Corps becoming a Platoon Sergeant in an 81mm Mortar Platoon, in Operation Desert Shield/Desert Storm and multiple other operational deployments, before receiving an Honorable Discharge due to injuries suffered in the line of duty. Mr. Sprinkle is a graduate of East Tennessee State University, Lincoln Memorial University, and the Graduate School of Banking at Louisiana State University.

CERTAIN RELATIONSHIPS AND OTHER RELATED PARTY TRANSACTIONS

Related Party Transactions

The following is a description of each transaction, and each proposed transaction, since January 1, 2024, in which:

•        we have been or are to be a participant;

•        the amount involved exceeds or will exceed $120,000; and

•        any of our directors, any nominees for director, any of our executive officers, or any principal shareholders, or any immediate family member of or person sharing the same household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Cumberland Ford

Terry L. Lee, the Company’s President and Chief Executive Officer and a member of the Board, owns a majority of the outstanding capital stock of Cumberland Ford in Middlesboro, Kentucky. We have from time to time purchased vehicles from Cumberland Ford or engaged Cumberland Ford for vehicle repair services. We paid $181,568 to Cumberland Ford in the year ended December 31, 2025, and $189,109 in the year ended December 31, 2024.

King Real Estate Services, Inc.

The sister and brother-in-law of J. Adam Robertson, Executive Chairperson of the Board, own King Real Estate Services, Inc., a company that provides real estate appraisal services. We paid $156,675 in the year ended December 31, 2025, to King Real Estate Services, Inc., and $126,830 in the year ended December 31, 2024, for appraisals of properties related to Bank loan collateral.

We believe that the terms and conditions of the foregoing transactions are comparable to terms that would have been available from a third party unaffiliated with us.

Ordinary Banking Relationships

Certain of our officers, directors, and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have or have had transactions with, the Bank or us or our affiliates in the ordinary course of business. These transactions include deposit relationships, loans, and other financial services related transactions. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, do not involve more than a normal risk of collectability or present other features unfavorable to us, and are of a type that the Bank generally makes available to the public. As of the date of this proxy statement, no related party loans were classified or were on nonaccrual, past due, restructured, or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors, and principal shareholders, as well as their immediate family members and affiliates.

Our policies governing affiliate and insider lending transactions to comply with Federal Reserve Regulation O and Regulation W prohibit extensions of credit to “insiders,” as defined in these policies, including our executive officers and directors, unless the extension of credit:

•        is made in the ordinary course of business on substantially the same terms (including interest rates and collateral) as, and following credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions with members of the general public;

•        does not involve more than the normal risk of repayment or present other unfavorable features; and

•        is of a type that is generally made available by the Bank to the public.

As of December 31, 2025, we had loans and extension of credit to directors and officers totaling $110.0 million in the aggregate.

Directed Share Program

At the closing of the IPO, the underwriter reserved for sale, at the initial public offering price, approximately 5.0% of the shares of common stock offered by us in the IPO for directors, executive officers, and employees of the Company and the Bank and other designated persons. We offered these reserved shares through a directed share program. James J. Shoffner and Charles L. Yates purchased $350,000 and $200,000 worth of shares, respectively, pursuant to the program. The number of shares available for sale to the general public was reduced to the extent such persons purchased the reserved shares. Any reserved shares not so purchased were offered by the underwriter to the general public on the same basis as other shares offered in the IPO.

Indemnification of Directors and Officers

Our Amended and Restated Charter and Amended and Restated Bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the Tennessee Business Corporation Act and applicable federal law and regulations. In addition, our Amended and Restated Charter limits the liability of our directors for monetary damages for a breach of fiduciary duty to the fullest extent permitted by the Tennessee Business Corporation Act. We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these individuals, to the fullest extent permitted under the Tennessee Business Corporation Act and applicable federal laws and regulations, against losses incurred by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the indemnification and limitation of liability provisions in our Amended and Restated Charter and Amended and Restated Bylaws and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and executive officers.

There is no pending litigation or proceeding naming any of our directors or officers for which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Policies and Procedures Regarding Related Party Transactions

Transactions by the Company or the Bank or its subsidiaries with related parties are subject to certain regulatory requirements and restrictions, including Sections 23A and 23B of the Federal Reserve Act and Federal Reserve Regulation W. Loans to directors, executive officers, and persons or groups having the power to vote more than 10% of the Company’s common stock are subject to the requirements of Federal Reserve Regulation O. We have adopted policies to comply with these regulatory requirements and restrictions.

In addition, our Board has adopted a written policy governing the approval of related party transactions that complies with the applicable requirements of the SEC and Nasdaq concerning related party transactions. Under applicable SEC and Nasdaq rules, related party transactions are transactions in which we are a participant, the amount involved exceeds $120,000, and a related party has or will have a direct or indirect material interest. Our related parties include directors (including nominees for election as directors), executive officers, 5% shareholders, and the immediate family members of these persons.

Under our policy, related party transactions will be reviewed and, if deemed appropriate, approved or ratified by our Audit Committee. Upon determination by our Audit Committee that a transaction requires review under the policy, the material facts are required to be presented to the Audit Committee. In determining whether or not to approve a related party transaction, our Audit Committee will take into account, among other relevant factors, whether the related party transaction is in our best interest, whether it involves a conflict of interest, and the commercial reasonableness of the transaction. In the event that we become aware of a related party transaction that was not approved under the policy (such as before the policy was adopted), our Audit Committee will review such transaction as promptly as reasonably practical and will take such course of action as may be deemed appropriate under the circumstances. In the event a member of our Audit Committee is not disinterested with respect to the related party transaction under review, that member may not participate in the review, approval, or ratification of that related party transaction.

Certain transactions are not subject to the related party transaction policy, including (i) decisions on compensation or benefits relating to directors or executive officers and (ii) credit extensions by us in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to us and not presenting more than the normal risk of collectability or other unfavorable features.

All related party transactions, including those described above, have been made consistent with applicable law, including Sections 23A and 23B of the Federal Reserve Act and Federal Reserve Regulation W.

Delinquent Section 16(a) Reports

The members of the Board, the executive officers of the Company and persons who hold more than 10% of our common stock (collectively, the “Reporting Persons”) are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of the Company’s securities on Form 3 and transactions in the Company’s securities on Forms 4 or 5. In connection with the IPO, each of the Reporting Persons, at that time, inadvertently failed to file on a timely basis his, her, or its Form 3. Each of the Reporting Persons has subsequently filed his, her, or its Form 3. Based solely upon a review of Forms 3, 4, and 5, and amendments thereto, filed electronically with the SEC during the year ended December 31, 2025, besides the aforementioned, the Company believes that all Section 16(a) filings applicable to the Reporting Persons were filed on a timely basis during the year ended December 31, 2025, except those listed below:

•        October 9, 2025:    Richard C. Sprinkle, Jr. with respect to one transaction

•        October 9, 2025:    Philip J. Metheny with respect to one transaction

•        October 15, 2025:    James J. Shoffner with respect to one transaction

•        October 15, 2025:    Charles L. Yates with respect to one transaction

•        November 25, 2025:    Dennis Michael Robertson with respect to one transaction

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

M&J has served as the Company’s auditor since 2018. In its role of independent registered public accounting firm, M&J has conducted audits of the Company’s consolidated financial statements and provided other services, as further described below, for the fiscal years ended December 31, 2025 and 2024.

Audit and Non-Audit Services Pre-Approval Policy.    The charter of the Audit Committee mandates that all auditing services and permitted non-audit services provided by the Company’s independent auditors must receive prior approval from the Audit Committee. This includes the approval of all associated fees and other terms of engagement. Consistent with this policy, the Audit Committee pre-approved the engagement of M&J for the services outlined below during the fiscal years ending December 31, 2025 and 2024. M&J did not provide any services beyond those that were pre-approved in adherence to this policy.

The following table presents fees for professional audit services and other services provided to the Company by M&J for the fiscal years ended December 31, 2025 and 2024.

	2025	2024
Audit Fees(1)	$340,276	$256,100
Audit-Related Fees(2)	171,941	8,085
Tax Fees(3)	0	62,000
All Other Fees(4)	0	0

____________

(1)      Audit fees consist of fees billed for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements, such as the review of our filings with the SEC, including review and preparation of registration statements, comfort letters, and consents, and research necessary to comply with generally accepted auditing standards, for the fiscal years presented.

(2)      Audit related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” Such fees also include services rendered in connection with the IPO in 2025.

(3)      Tax fees consist of fees for tax compliance, tax advice, and tax planning.

(4)      All other fees include any fees billed that are not audit, audit-related, or tax fees. No such services were incurred in 2024 or 2025.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is composed of three directors, each of whom is independent. The Audit Committee operates under a written charter adopted by the Board, which is accessible on the Company’s website at https://ir.cbtn.com under the “Governance” tab.

During the fiscal year ended December 31, 2025, the Audit Committee:

•        Reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2025, with management and the Company’s independent registered public accounting firm;

•        Discussed with the Company’s independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standards No. 1301, Communications with Audit Committees and the SEC;

•        Received and reviewed the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable PCAOB requirements regarding the independent auditors’ communications with the Audit Committee concerning independence, and discussed with the independent auditors their independence from management and the Company; and

•        Reviewed and approved the internal audit plan and discussed the results of internal audit examinations and internal control evaluations, with and without management in attendance, and monitored the progress of any internal audit findings (as applicable) until resolved.

Following these activities, the Audit Committee has advised the Board to include the audited financial statements in the Annual Report on Form 10-K for the fiscal year concluded on December 31, 2025.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
COMMERCIAL BANCGROUP, INC.

Samuel A. Mars III
Alan C. Neely
James J. Shoffner

The foregoing report of the Audit Committee shall not be deemed soliciting material or to be filed with the SEC, nor shall it be incorporated by reference into or as a part of any other filing by us (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate such report by reference therein.

ANNUAL REPORT

A copy of our 2025 Annual Report to Shareholders, consisting of our 2025 Form 10-K, has been made available or mailed concurrently with this proxy statement, without charge, to our shareholders entitled to notice of and to vote at the Annual Meeting, provided that we have not included the exhibits to the 2025 Form 10-K. We will provide copies of the exhibits to the 2025 Form 10-K upon request by eligible shareholders, provided that we may impose a reasonable fee for providing such exhibits, which will be limited to our reasonable expenses. Requests for copies of such exhibits should be mailed to our Corporate Secretary at Commercial Bancgroup, Inc., Attention: Linda Hurst, Corporate Secretary, 6710 Cumberland Gap Parkway, Harrogate, Tennessee 37752.

HOUSEHOLDING

The Company sends its proxy statement and annual report to all shareholders of record at their registered addresses. Additionally, these documents are accessible through Broadridge Corporate Issuer Solutions, LLC, the Company’s transfer agent, with instructions for online access provided on the proxy card.

The SEC has adopted rules that permit companies and intermediaries to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report with separate proxy cards to the shareholders at that address. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies. Although the Company does not household materials, it is important to note that some banks, brokers, and other nominee record holders may only send one copy of the Company’s documents, including the annual report and proxy statement, to multiple shareholders residing at the same address unless contrary instructions have been received from the affected shareholders.

If you prefer to receive a single copy of these documents within your household, or if you currently receive a single copy and would like to request multiple copies, you may request this either in writing or by phone. Please direct your request to our Corporate Secretary at Commercial Bancgroup, Inc., Attention: Linda Hurst, Corporate Secretary, 6710 Cumberland Gap Parkway, Harrogate, Tennessee 37752, via email at ir@cbtn.com, or by calling 423-869-5151. If you are a beneficial owner and receive multiple copies of our proxy materials and you would like to receive only one copy, or if you and another shareholder receive only one copy and would like to receive multiple copies, contact your broker, bank, or other nominee.

OTHER MATTERS

As of the date of this proxy statement, the Company is not aware of any additional items to be presented for action by shareholders at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or any adjournment or postponement thereof, the individuals designated in the provided proxy will exercise their discretion to vote on such matters in a manner they deem appropriate.

2027 ANNUAL MEETING AND SHAREHOLDER PROPOSALS

The procedures for shareholders to submit director nominations or other business for consideration at the Company’s 2027 Annual Meeting of Shareholders are governed by the Company’s Amended and Restated Bylaws and applicable rules and regulations of the SEC. A shareholder of record who is entitled to vote at the 2027 Annual Meeting of Shareholders and who complies with the applicable requirements of the Company’s Amended and Restated Bylaws may nominate one or more candidates for election to the Board or propose other business to be considered at the meeting.

In order for a shareholder proposal or director nomination submitted pursuant to Rule 14a-8 under the Exchange Act to be eligible for inclusion in the Company’s proxy materials for the 2027 Annual Meeting of Shareholders, such proposal or nomination must be received by the Corporate Secretary at the Company’s principal executive offices no later than the close of business on December 1, 2026, and must comply in all respects with Rule 14a-8 under the Exchange Act and other applicable SEC rules. Proposals that fail to meet these requirements will be excluded from the proxy materials.

In addition, any shareholder intending to solicit proxies in support of director nominees other than the Board’s nominees must comply with the advance notice and disclosure requirements of Rule 14a-19 under the Exchange Act, including the requirement to notify the Company of such intent no later than February 26, 2027.

For nomination or proposals not submitted under Rule 14a-8 under the Exchange Act, but instead pursuant to the advance notice provisions of the Company’s Amended and Restated Bylaws, a shareholder’s notice must be in writing and addressed to our Corporate Secretary and must be received no earlier than the close of business on December 28, 2026, and no later than the close of business on January 27, 2027. However, in the event that the date of the 2027 Annual Meeting of Shareholders is more than 30 days earlier or more than 70 days later (other than as a result of an adjournment or postponement) than the one-year anniversary of the 2026 Annual Meeting of Shareholders, then such notice must be received not later than the close of business on the 10th calendar day following the date of public disclosure of the date of such meeting.

Shareholders are strongly encouraged to review the Company’s Amended and Restated Bylaws in their entirety for a full description of the procedural and substantive requirements applicable to shareholder nominations and proposals. Failure to comply strictly with these requirements may result in shareholder nominations and proposals being declared untimely, incomplete, or otherwise not properly brought before a meeting.

Summary of Key Deadlines for Shareholder Nominations and Proposals
(2027 Annual Meeting of Shareholders)

Type of Nomination or Proposal	Method of Submission	Deadline	Notes
Inclusion in 2027 proxy statement	Exchange Act Rule 14a-8	December 1, 2026	Must comply with Rule 14a-8 and Company bylaws
Universal proxy rule notice (for opposing nominees)	Exchange Act Rule 14a-19(b)	February 26, 2027	Required if soliciting proxies for non-Board nominees
Director nomination or business proposal (bylaws)	Amended and Restated Bylaws (Non-Rule 14a-8)	December 28, 2026 – January 27, 2027	Applies if the 2027 annual meeting is held 30 days or less earlier, or 70 or less says after, the one-year anniversary of the 2026 annual meeting
COMMERCIAL BANCGROUP, INC.
Sincerely,
/s/ Terry L. Lee
Terry L. Lee
President and Chief Executive Officer

March 31, 2026

COMMERCIAL BANCGROUP, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 26, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 26, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V86215-P48230 KEEP THIS PORTION FOR YOUR RECORDS COMMERCIAL BANCGROUP, INC. The Board of Directors recommends you vote FOR the following proposals 1. Election of three Class I directors to serve until the 2029 annual meeting of company shareholders and thereafter until the election and qualification of their successors or a decrease in the number of directors. Nominees: For Withhold 1a. Sam A. Mars III 1b. Aaron A. Robertson 1c. Martha S. Spurlock 2. Ratification of the appointment of Mauldin & Jenkins, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2026 For Against Abstain NOTE: The designated proxies may vote in their discretion on such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Shareholders of Commercial Bancgroup, Inc.: The Notice of Meeting and Definitive Proxy Statement and 2025 Annual Report on Form 10-K are available at www.proxyvote.com. V86216-P48230 COMMERCIAL BANCGROUP, INC. Annual Meeting of Shareholders April 27, 2026, 12:00 p.m. Eastern Time This proxy is solicited on behalf of the Board of Directors The shareholder(s) hereby appoint(s) J. Adam Robertson and Terry L. Lee, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent the shareholder(s) and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of COMMERCIAL BANCGROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of the Company’s Shareholders to be held at 12:00 p.m. Eastern Time, on April 27, 2026, at the company’s principal office located at 6710 Cumberland Gap Parkway, Harrogate, Tennessee 37752, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side